EXHIBIT 5.1

                     ENGLISH, MCCAUGHAN & O'BRYAN LETTERHEAD

GERALD W. GRITTER

                                                              September __, 2000

Medical Technology Ventures, Inc.
1133 West Ocean Drive
P.O. Box 510-099
Key Colony Beach, FL 33051

         Re:      FORM S-4 REGISTRATION STATEMENT
                  -------------------------------

Gentlemen:

         We have acted as counsel to Medical Technology Ventures, Inc., a Delaware corporation (the "Company") in connection with its Registration Statement on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the solicitation of proxies in connection with the proposed merger of Hemokinetics, Inc., a District of Columbia corporation ("Hemo") with and into the Company (the "Merger"), whereby a certain number of the shares of the Company's $.001 par value common stock ("Merger Shares") will be exchanged for all of the issued and outstanding shares of the common stock of Hemo.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Restated Certificate of Incorporation, the By-Laws of the Company and the Merger Agreement dated September ____, 2000 (the "Merger Agreement").

         Based on the foregoing, we are of the opinion that, the Merger Shares when issued in connection with the terms of the Merger Agreement will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion in connection with the Company's proxy statement/prospectus and the inclusion hereof as an exhibit hereto. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Merger Agreement or the Merger Shares issuable under such Merger Agreement.

                                Very truly yours,

                                ENGLISH, MCCAUGHAN & O'BRYAN, P.A.

                                By /s/ Gerald Gritter